As Filed with the Securities and Exchange Commission on May 7, 2004
                               Registration Number
  ____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

       ------------------------------------------------------------------

                                Corpfin.com, Inc.
             (Exact name of registrant as specified in its charter)
       ------------------------------------------------------------------

        Delaware                                   58-2451191
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)                Identification Number)

                           555 North Point Center East
                                    4th Floor
                            Alpharetta, Georgia 30022
                             Telephone: 678-366-5019
                    (Address of principal executive offices)

                                Corpfin.com, Inc.
                             2001 Stock Option Plan
                         Stock Grants - October 10, 2001
                         Stock Grants - January 26, 2004
                            (Full title of the Plan)

                               Gary B. Wolff, P.C.
                                805 Third Avenue
                            New York, New York 10022
                            Telephone: (212) 644-6446
           (Name, address and telephone number of agent for service.)


                       CALCULATION OF REGISTRATION FEE 1
==================================================================================================================================
                                              Proposed maximum    Proposed maximum
Title of Securities to be    Amount to be    offering price per  aggregate offering     Amount of registration
     Registered               registered           share                price                   fee
-------------------------   ---------------  ------------------  ------------------     ----------------------
    Common Stock
   $.001 par value          2  4,150,000            $.30             $1,245,000               $157.74
-------------------------   --------------   ------------------  ------------------     ----------------------

------------------------
1 Registration fee has been calculated pursuant to Rule 457 and is based upon the closing bid price of $.30 as of April 28, 2004.

2 As adjusted for 1 for 2.5 reverse split of February 7, 2002 so as to include 3,000,000 shares of Registrant's common stock under its 2001 Stock Option Plan and a further 1,150,000 stock grants issued in October 2001 and January 2004.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                EXPLANATORY NOTE

This registration statement includes two prospectuses. The documents constituting the prospectus under Part I of this registration statement for the Plans are not set forth herein but will be sent or given to the participants in the Plan as specified by Rule 428(b) under the Securities Act. That prospectus, called the Plan Prospectus, has been omitted from this registration statement as permitted by Part I of Form S-8. The second prospectus, called the Reoffer Prospectus, is to be used in connection with the reoffer and resale of our common stock issuable upon the exercise of options which we granted certain officers and directors and other eligible participants as well as for shares of our common stock issued pursuant to stock grants to similarly eligible participants. The Reoffer Prospectus has been prepared in accordance with Part I of Form S-3 under the Securities Act and is filed as part of this registration statement on Form S-8.

                                     PART II


Item 3.           Incorporation of Certain Documents by Reference

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

        a. Corpfin.com, Inc.'s (the Company) Annual Report on Form 10-KSB for the year ended December 31, 2003 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act).

        b. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.


All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or de-registering all such securities then unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

The total number of shares authorized which the corporation has the authority to issue is Ninety Five Million (95,000,000) shares of Common Stock, par value $.001 per share as well as: (a) Thirty Five shares of Series A Convertible Preferred Stock; (b) Two Million Five Hundred Thousand (2,500,000) shares of Series B Convertible Preferred Stock; and (c) One Thousand (1,000) Series C Convertible Preferred Stock, all with a par value of $.001 per share. Certificates of Designation (November 4, 1999, Series A and B Preferred; and December 13, 2000, Series C Preferred) conformed to balance sheet information.

Item 5.           Interest of Named Experts and Counsel

None

Item 6.           Indemnification of Directors and Officers

Our Certificate of Incorporation provides that a director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, unless that limitation on liability is not permitted under Delaware's General Corporation Law. Our Bylaws provide that we will indemnify a person threatened to be made a party or otherwise involved in any proceeding because he or she is or was our director, or is or was serving at our request as a director, officer, employee or agent of another entity that is not a subsidiary or affiliate of the Company, against liability that person suffers and expenses that person incurs. We must indemnify a person in connection with a proceeding that person initiates only if our Board of Directors authorized that proceeding.

Our Bylaws further provide that we may indemnify a person threatened to be named a party or otherwise involved in any proceeding because he or she is or was an officer, employee or agent of the Company or a director, officer, employee or agent of a subsidiary or affiliate of the Company, against liability that person suffers or expenses that person incurs.

Section 145 of Delaware's General Corporation Law provides that a corporation may indemnify its officers, directors, employees and agents (or persons who served, at the corporation's request, as officers, directors, employees or agents of another corporation) against expenses they incur in defending any action as a result of being a director, officer, employee or agent if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interests. In the case of any criminal action or proceeding, the individual must have had no reason to believe his or her conduct was unlawful.

Item 7.           Exemption from Registration Claimed

Not applicable.


Item 8.           Exhibits

Exhibits to this Registration Statement are listed in the Exhibit Index elsewhere herein.

Item 9.           Undertakings

        a. The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i.       To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in -periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        e. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 124c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        h. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Alpharetta, Georgia on May 5, 2004.

                                        Corpfin.com, Inc.

                                        /s/ John C. Canouse
                                        ----------------------------
                                        By: John C. Canouse
                                            Chairman and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Name                                                            Date

/s/ John C. Canouse
________________________                                    May 5, 2004
John C. Canouse
President, Chief Executive Officer
and Chairman

/s/ Jose A. Auffant
________________________                                    May 5, 2004
Jose A. Auffant
Executive Vice President, Secretary
and Director

/s/ Jimmie N. Carter
________________________                                    May 5, 2004
Jimmie N. Carter
Executive Vice President and
Chief Financial Officer

/s/ Joseph P. Tabback
________________________                                    May 5, 2004
Joseph P. Tabback
Executive Vice President, Trading Manager
and Director

/s/ Janet L. Thompson
________________________                                    May 5, 2004
Janet L. Thompson
Executive Vice President, Chief Compliance Officer
and Director

                                                            Page in
Exhibit                                                    Sequential
Index                                                     Number System



1.    Not Applicable
2.    Not Applicable
3.    Not Applicable
4.    Instruments defining the rights of
      security holders - 2001 Non-Statutory Stock
      Option Plan and Form of Stock Option
      Award Agreement.                                          7
5.    Consent and Opinion of Gary B. Wolff, P.C.,
      805 Third Avenue, New York, New York 10022
      regarding legality of securities registered
      under this Registration Statement and to the
      references to such attorney in the Registration
      Statement on Form S-8                                    24
6.    Not Applicable
7.    Not Applicable
8.    Not Applicable
9.    Not Applicable
10.   Not Applicable
11.   Not Applicable
12.   Not Applicable
13.   Not Applicable
14.   Not Applicable
15.   Not Applicable
16.   Not Applicable
17.   Not Applicable
18.   Not Applicable
19.   Not Applicable
20.   Not Applicable
21.   Not Applicable
22.   Not Applicable
23.   Consent of Sherb & Co., LLP
      Certified Public Accountants for the Company             25
24.   Not Applicable
25.   Not Applicable
26.   Not Applicable
27.   Not Applicable
99.   Reoffer Prospectus Dated May 7, 2004                     26

                                    Exhibit 4

                                CORPFIN.COM, INC.
                             2001 STOCK OPTION PLAN

     Adopted by the Stockholders and Board of Directors on October 10, 2001

1. Purpose.

         The purpose of this 2001 Stock Option Plan (this "Plan") of Corpfin.com, Inc., a Delaware corporation (the "Company"), is to provide a means whereby selected directors, officers and employees of the Company may be granted options to purchase shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock"), in order to attract or retain the services of such directors, officers and employees by creating incentive compensation that directly relates to the Company's future performance and appreciation in value and to insure that such directors, officers and employees are aligned with the maximization of the Company's value. Except where the context otherwise requires, the term "Company" shall include the parent, if any, and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2. Type of Options and Administration.

   a. Types of Options. Options granted pursuant to this Plan shall be authorized by action of the Board of Directors of the Company (the "Board") (or a committee designated by the Board as hereinafter provided) and may be either incentive stock options meeting the requirements of Section 422 of the Code ("Incentive Stock Options") or non-statutory options which are not intended to meet the requirements of Section 422 of the Code. Those provisions of this Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options.

   b. Administration. This Plan will be administered by the Board, whose construction and interpretation of the terms and provisions of this Plan shall be final and conclusive. Subject to the terms and conditions expressly set forth in this Plan, the Board will have the authority, in its sole discretion, to determine all matters relating to the options to be granted under this Plan, including, but not limited to, the selection of the individuals to be granted options, the number of shares of Common Stock to be subject to each option, the exercise price, the conditions with respect to the vesting or exercisability of such options and all other terms and conditions of the options, to adopt and approve the stock option agreements evidencing such options consistent with the terms of the grant of such options and this Plan, which stock option agreements need not be identical, even when made simultaneously, and to issue shares of Common Stock upon exercise of such options as provided in this Plan and the stock option agreements. In addition, the Board shall have authority, subject to the express provisions of this Plan, to construe the respective stock option agreements and this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations in the judgment of the Board necessary or desirable for the administration of this Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any stock option agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under this Plan to a committee (the "Committee") appointed by the Board, and if the Committee is so appointed all references to the Board in this Plan shall mean and relate to such Committee.

   From and after the registration of the Common Stock to which this Plan applies under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this Plan will be administered either (i) by the Board, all members of which shall be "non-employee directors" (as hereinafter defined), or
(ii) by a Committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a "non-employee director." For the purposes of this Plan, a director shall be deemed to be a "non-employee director" only if such person qualifies as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, or any successor rule ("Rule 16b-3"), as such term is interpreted from time to time.

    c. Applicability of Rule 16b-3. Those provisions of this Plan which make express reference to Rule 16b-3 shall apply only to persons that are required to make reports under Section 16(a) of the Exchange Act (a "Reporting Person"). Furthermore, until and after such time as the Common Stock is registered under
Section 12 of the Exchange Act, references herein to Rule 16b-3 shall be of no force or effect.

3. Eligibility.

   Options may be granted to persons specified by the Board, in its sole discretion, who are, at the time of grant, directors, officers or employees of the Company; provided, however, that Incentive Stock Options may be granted only to employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board shall so determine.

4. Stock Subject to Plan.

   The stock subject to this Plan shall be the Common Stock presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Common Stock which may be issued and sold under this Plan is 7,500,000 shares. If an option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under this Plan.

5. Forms of Stock Option Agreements.

   Options granted under this Plan shall be evidenced by written stock option agreements in such form or forms not inconsistent with this Plan as may be approved by the Board from time to time, which stock option agreements shall contain such terms, conditions, limitations, restrictions and other provisions as the Board shall deem advisable and which are not inconsistent with this Plan. Such stock option agreements may differ among recipients, even when made simultaneously. The provisions of Sections 13 through 20 of this Plan shall be included in such stock option agreements or incorporated therein by reference. The grant of an option pursuant to this Plan shall be conditional on the execution of the applicable stock option agreement by the recipient of such grant.

6. Purchase Price.

   a. General. The purchase price per share of Common Stock deliverable upon the exercise of an option shall be determined by the Board and set forth in the applicable stock option agreement; provided, however, that the purchase price per share of Common Stock shall not be less than (i) in the case of an Incentive

Stock Option (other than Incentive Stock Options described in Section 11(b) hereof), 100% of the fair market value of a share of Common Stock, as determined by the Board, at the time of grant of such option (without regard to any restriction other than a restriction which, by its terms, will never lapse), and
(ii) in the case of Incentive Stock Options described in Section 11 (b) hereof, 110% of such fair market value, as so determined.

   b. Payment of Purchase Price. Options granted under this Plan may provide for the payment of the exercise price by delivery of cash or a certified check to the order of the Company in an amount equal to the aggregate exercise price of such options, or, to the extent provided in the applicable stock option agreement, (i) by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal in amount to the aggregate exercise price of the options being exercised, (ii) by any other means (including, but not limited to, (A) by delivery of a promissory note of the optionee payable on such terms as are specified by the Board or (B) by cancellation of outstanding options of the optionee or withholding shares of Common Stock issuable to the optionee upon the exercise of such option upon terms set by the Board, which the Board determines are consistent with the purpose of this Plan and with applicable laws and regulations (including, but not limited to, the provisions of Rule 16b-3) or (iii) by any combination of such methods of payment. The fair market value of any shares of any class of Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board.

7. Option Period.

   Each option and all rights with respect thereto shall expire on such date as shall be set forth in the applicable stock option agreement, except that (a) in the case of an Incentive Stock Option (other than an Incentive Stock Option described in Section 11(b) hereof), such date shall not be later than ten years after the date on which such option is granted, (b) in the case of an Incentive Stock Option described in Section 11(b) hereof, such date shall not be later than five years after the date on which such option is granted, and (c) in all cases, options may be subject to earlier termination as provided in this Plan or in the applicable stock option agreement.

8. Exercise of Options.

   Each option granted under this Plan shall become exercisable either in full or in installments at such time or times and during such period as shall be set forth in the stock option agreement evidencing such option, subject to the provisions of this Plan.

9. Nontransferability of Options.

   Options granted under this Plan and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise), other than (a) by will, or (b) by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any such option or of any right or privilege conferred thereby, contrary to this Plan, or the sale or levy or similar process upon the rights and privileges conferred thereby, shall be void.

10. Effect of Termination of Employment or Other Relationship.

   Except as provided in Section 11 hereof with respect to Incentive Stock Options, and subject to the provisions of this Plan, the Board shall determine the period of time, if any, during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the stock option agreement evidencing such option.

11. Incentive Stock Options.

   Options granted under this Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

   a. Express Designation. All Incentive Stock Options granted under this Plan shall, at the time of grant, be specifically designated as such in the stock option agreement covering such Incentive Stock Options.

   b. 10 Shareholder. If any employee to whom an Incentive Stock Option is to be granted under this Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes or class of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

        i. The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock at the time of grant; and

        ii. the option exercise period shall not exceed five years from the date of grant.

   c. Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under this Plan (and any other incentive stock option plans of the Company) which are otherwise designated as Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any calendar year for shares of Common Stock or of any other class of stock of the Company with an aggregate fair market value (determined as of the respective date or dates of grant) in excess of $100,000.

    d. Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, in the employment of the Company, except that:

        i. an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable stock option agreement); provided, however, that the stock option agreement with respect to such option may designate a longer exercise period and if such option is exercised after such three-month period, the exercise of such option shall be treated as the exercise of a non-statutory option under this Plan;

        ii. if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable stock option agreement); and
        iii. if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable stock option agreement).

For purposes of this Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12. Additional Provisions.

    a. Additional Option Provisions. The Board may, in its sole discretion, include additional provisions in stock option agreements covering options granted under this Plan and shares of Common Stock issued upon exercise of such options, including, but not limited to, (i) restrictions on transfer and disposition, (ii) the grant of registration rights, (iii) repurchase rights,
(iv) commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options,
(v) restrictions on voting, and (vi) any additional conditions to the issuance of shares of Common Stock upon the exercise of options, including, without limitation, the execution of one or more shareholders' agreements or amendments thereto; provided, however, that such additional provisions shall not be inconsistent with any other term or condition of this Plan and such additional provisions shall not cause any Incentive Stock Option granted under this Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

    b. Acceleration, Extension and Other Matters. The Board may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with (A) Section 422 of the Code and (B) Rule 16b-3.

General Restrictions.

    a. Investment Representations. The Board may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in form and substance satisfactory to the Board in its sole discretion to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Board deems necessary or appropriate in its sole discretion in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

    b. Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that
(i) the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any federal, state or foreign law,
(ii) the consent or approval of any governmental or regulatory body, or (iii) the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such condition, shall have been effected or obtained on conditions acceptable to the Board in its sole discretion. Nothing contained herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, or approval, to make such disclosure or to satisfy such condition.

14. Rights as a Shareholder.

    The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, but not limited to, any rights to receive dividends or distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalizations and Related Transactions.

    a. General. If, as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction or the consummation of the Company's first underwritten public offering pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, (i) the outstanding shares of Common Stock are increased, decreased, exchanged for or converted into a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under this Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under this Plan, and (z) the price for each share subject to any then outstanding options under this Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause this Plan to fail to comply with (A) Section 422 of the Code and (B) Rule 16b-3.

    b. Board Authority to Make Adjustments. Any adjustments under this Section 15 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

16. Certain Mergers, Consolidations and Other Reorganizations.

    a. General. In the event of a consolidation or merger in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or entity or in the event of the sale of all or substantially all of the assets of the Company or in the event of a liquidation of the Company or in the event of any sale or series of sales of shares of the Company's capital stock by the holders thereof which results in any person or entity or group of affiliated persons or entities (other than the owners of the Company's capital stock prior to such sale or sales) owning capital stock of the Company possessing the voting power (under ordinary circumstances) to elect a majority of the Board, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its sole discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation or entity (or an affiliate thereof); provided, however, that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that (A) all exercisable but unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice and prior to the consummation of such event or transaction and (B) all unexercisable options will terminate upon consummation of such event or transaction, (iii) in the event of a merger or consolidation under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a payment for each share surrendered in the merger or consolidation (the "Merger Price"), make or provide for a payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options, in exchange for the termination of such options, (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event or transaction and shall cease to be exercisable at any time after such event or transaction, or (v) take any other action with respect to outstanding options that is not prohibited by
(A) any other term or condition of this Plan, (B) such terms and provisions of the Exchange Act (and the rules promulgated thereunder) that bear upon this Plan or the options authorized or granted under it and (C) in the case of Incentive Stock Options, such terms and provisions of the Code (and the rules promulgated thereunder) that apply to such Incentive Stock Options.

    b. Substitute Options. The Company may grant options under this Plan in substitution for options held by employees of another corporation who become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in its sole discretion in the circumstances consistent with the provisions of this Plan.

17. No Special Employment or Relationship Rights.

   Nothing contained in this Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by or relationship with the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company at any time to terminate such employment or relationship or to increase or decrease the compensation of the optionee.

18. Other Employee Benefits.

   Except as to plans which by their express terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, but not limited to, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board.

19. Amendment of this Plan.

   a. The Board may at any time, and from time to time, modify or amend this Plan in any respect, except that, if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or Rule 16b-3, such modification or amendment shall not become effective until such approval is obtained.

   b. Except as provided in the last sentence of this Section 19(b), the termination or any modification or amendment of this Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee, however, the Board may amend outstanding stock option agreements between the Company and such optionee in a manner not inconsistent with this Plan. In addition, the Board shall in any event have the right to amend or modify (i) the terms and provisions of this Plan and of any outstanding Incentive Stock Options granted under this Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under Section 422 of the Code and (ii) the terms and provisions of this Plan and of any outstanding option to the extent necessary to ensure the qualification of this Plan under Rule 16b-3.

20. Withholding.

   a. The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under this Plan. Subject to the prior approval of the Board, which may be withheld by the Board in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Board as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election described above under his or her stock option agreement with the Company, consistent with the terms of this Section 20(a), may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

   b. Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21. Cancellation and New Grant Options.

   In addition to, and not in limitation of, the provisions contained in Sections 15 and 16 hereof, the Board shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees and consistent with the Plan, (a) the cancellation of any or all outstanding options under this Plan and the grant in substitution therefor of new options under this Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (b) the amendment of the terms of any and all outstanding options under this Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22. Effective Date and Termination of this Plan.

   a. Effective Date. This Plan shall become effective upon adoption by the Board. Options may be granted under this Plan at any time after the effective date and before the date fixed for termination of this Plan.

   b. Termination. Unless sooner terminated in accordance with Section 16 hereof, this Plan shall terminate upon the tenth anniversary of the date of its adoption by the Board. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the stock option agreement applicable to such options.

                                    Exhibit 4

                                CORPFIN.COM, INC.
                          STOCK OPTION AWARD AGREEMENT

         This Stock Option Award Agreement (the "Agreement"), dated as of _________ (the "Date of Grant"), is by and between ____________________, an individual resident of the State of ________ (the "Optionee"), and Corpfin.com, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         A. The Optionee is a ___________________________ of the Company.

         B. The Company adopted the Corpfin.com, Inc. 2001 Stock Option Plan, which became effective on October 10, 2001 (the "Plan"), to provide a means by which the Company may attract and retain directors, executive officers, other key employees and consultants by providing them with incentives to exert maximum efforts for the success of the Company through opportunities to participate in the growth, development and financial success of the Company.

         C. In consideration for the Optionee's service as ______________, on ______, the Company granted to the Optionee an option to purchase from the Company _________ shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), pursuant to the Plan, subject to the terms and conditions hereinafter set forth.

         D. Any term capitalized but not defined in this Agreement will have the meaning set forth in the Plan.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

         1. Option Grant. The Company hereby grants to the Optionee an option (the "Option") to purchase from the Company ________ shares of Common Stock at the Exercise Price set forth in Paragraph 2 below, subject to the terms and conditions of the Plan, which is incorporated herein by reference, and the terms and conditions of this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

         The Option constitutes a non-qualified stock option and is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Exercise Price. The exercise price per share is $0.___ (the "Exercise Price").

         3. Vesting. One-third (33%) of the shares of Common Stock subject to the Option will vest immediately as of ______. The balance of the shares will vest equally on ______ and __________, if the Optionee remains [an employee of the Company/a director of the Company] through such date. Thus, the Option will be fully vested on _________ if the Optionee's service [as an employee/as a director] continues through that date. Notwithstanding the foregoing, in the event of a change in control of the Company prior to the termination date of the Optionee's employment with the Company, the Optionee shall immediately become fully vested in his entire Option.

         4. Exercise Period. The Optionee (or in the event of the death of the Optionee, the Optionee's estate, personal representative or beneficiary) may exercise the Option, except to the extent forfeited as herein provided, at any time prior to the first to occur of:

                  (i) October 10, 2006;

                  (ii) the expiration of one year from the date the Optionee ceases to be an [employee/member of the Board], unless the Optionee dies within said one-year period; or

                  (iii) the expiration of one year from the date of the Optionee's death.

         5. Manner of Exercise. The exercisable Option, or any portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary's office of all of the following prior to the time when the Option ceases to be exercisable:

         (a) notice in writing signed by the Optionee or other person then entitled to exercise the Option or portion thereof, stating that such Option or portion is exercised, such notice complying with all applicable rules set forth in the Plan;

         (b) (i) full payment (in cash or by check) for the shares with respect to which the Option is thereby exercised; or

                  (ii) with the consent of the Board, (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company, or (B) shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which the Option or portion is thereby exercised; or

                  (iii) with the consent of the Board, a full recourse promissory note bearing interest and payable upon such terms as are prescribed by the Board; or

                  (iv) with the consent of the Board, any combination of the consideration provided in the foregoing subsections (i), (ii) and
         (iii);

         (c) the payment to the Company of amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; provided that, with the consent of the Board,

         (i) shares of Common Stock owned by the Optionee duly endorsed for transfer, or (ii) shares of Common Stock issuable to the Optionee upon exercise of the Option, valued at fair market value as of the date of Option exercise, may be used to make all or part of such payment;

         (d) such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933 and any other federal or state securities laws or regulations; and

         (e) in the event that the Option or a portion thereof shall be exercised by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

         6. Transferability. The Option is personal to the Optionee and the same may not in any manner or in any respect be assigned or transferred, other than by will or the laws of descent and distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         7. Miscellaneous.

         (a) The granting of the Option shall not be construed as giving the Optionee any right to continued or renewed [employment by the Company/membership on the Company's Board].

         (b) Sections 13 through 20 of the Plan are hereby incorporated herein by reference and are binding on both the Company and Optionee. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supercede in their entirety all prior understandings and agreements of the Company and the Optionee with respect to the Option, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and the Optionee.

         (c) The validity, interpretation and effect of this Agreement shall be governed by the laws of the State of Delaware, excluding its "conflicts of laws" rules.

         (d) By the parties' signatures below, they each agree that the Option is granted under and governed by the terms and conditions of the Plan and this Agreement. The Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this Agreement.


         IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and year first above written.

OPTIONEE:                                   COMPANY:


___________________________________         CORPFIN.COM, INC.
------------------


                                            By: ________________________________
                                            Name:______________________________
                                            Title:______________________________
gary b. wolff, p.c.
  Counselor At Law




                                    Exhibit 5


May 5,  2004


                         CONSENT AND OPINION OF COUNSEL


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549-1004

Gentlemen:

I am securities counsel to Corpfin.com, Inc., a Delaware corporation (the "Company"). I have, in such capacity, examined and am familiar with the Articles of Organization, as amended to date, and the By-laws of the Company, and have examined the records of corporate proceedings. I have also examined and am familiar with such other documents as I have considered necessary for rendering my opinion hereinafter set forth.

Based upon the foregoing, I am of the opinion that the shares of Common Stock, $.001 par value, of the Company reserved for issuance under the Corpfin.com, Inc. 2001 Stock Plan dated October 10, 2001, will, when issued in accordance with the terms of such plan, be legally issued, fully paid and non-assessable and as are the Stock Grants of October 10, 2001 and January 26, 2004.

In addition, I hereby consent to the use of our name in the above opinion filed with the Registration Statement on Form S-8.

Very truly yours,

/s/ Gary B. Wolff

Gary B. Wolff
GBW:hk

                                   Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of Corpfin.com, Inc. on Form S-8 of our report dated February 19, 2004 of our audit of the financial statements of Corpfin.com, Inc. as of December 31, 2003 and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 2003 and December 31, 2002, which reports was included in Corpfin's Form 10-KSB for year ended December 31, 2003.




                                                     /s/ Sherb & Co., LLP

                                                         SHERB & CO., LLP





New York, New York
May 6, 2004

                                   Exhibit 99

                               REOFFER PROSPECTUS

                                Corpfin.com, Inc.
                            Up to 4,150,000 Shares of
                     Common Stock, par value $.001 per share

We have issued or may issue up to 4,150,000 shares of our common stock, par value $.001 per share (the "Common Stock"), offered hereby (the "Shares") to participants in the CORPFIN. COM, INC. 2001 STOCK OPTION PLAN (the "Plan") and pursuant to various stock grants to our officers and directors and other eligible participants. The participants in the Plan may include each of our officers, directors and other eligible participants. Those officers and directors who have received stock grants or have been granted options under the plan include John C. Canouse, Jose A. Auffant, Joseph P. Tabback, Jimmie Carter and Janet L. Thompson, who are collectively referred to as "Selling Shareholders." The Shares that have been issued or may be issued to the Selling Shareholders constitute "control securities." Pursuant to stock options which have been or may be granted to the Selling Shareholders, we may issue up to 3,000,000 Shares under the Plan. To date, we have issued 550,000 options to officers and/or directors and an additional 225,000 options to other eligible participants. In addition, 1,150,000 shares have been granted pursuant to stock grants of October 10, 2001 and January 26, 2004, of which 610,000 shares have been granted to officers and directors and all 1,150,000 shares are included herein. Selling Shareholders may offer some or all of the Shares issued to them under the Plan or as grants for sale from time to time at prices and terms negotiated in individual transactions, in brokers transactions negotiated immediately prior to sale, or in a combination of the foregoing. See "Plan of Distribution." We will not receive any proceeds from such sales. Selling Shareholders and any broker-dealers who participate in selling the Shares may be deemed "underwriters" as defined by the Securities Act of 1933, as amended (the "Securities Act"). Commissions paid or discounts or concessions allowed such broker-dealers, as well as any profit received on resale of the Shares by broker-dealers purchasing for their own accounts, may be deemed to be underwriting discounts and commissions. Selling Shareholders or purchasers of the Shares will pay all discounts, commissions and fees related to the sale of the Shares. We have paid the costs of filing this registration statement and reoffer prospectus (this "Prospectus") with the Securities and Exchange Commission (the "Commission") and will pay the costs of registering or qualifying the Shares under the securities laws of any jurisdiction where such registration or qualification is necessary.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE PURCHASE OF THESE SECURITIES INVOLVES SUBSTANTIAL RISK.

The Selling Shareholders will be selling the Shares at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Our Common Stock is included on the Over the Counter

Bulletin Board maintained by NASD (OTCBB) and is traded under the symbol CFNC. On April 28, 2004, the closing sale price of our Common Stock was $0.30.

No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus. If any such information is given or any such representation made, the information or representation should not be relied upon as if authorized by us. This Prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Shares offered by this Prospectus, nor is it an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction where it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances imply that the information in this Prospectus is correct any time subsequent to May 5, 2004.



                   The date of this Prospectus is May 5, 2004.

                                TABLE OF CONTENTS


REOFFER PROSPECTUS.........................................................26

SUMMARY....................................................................28

COMPANY OVERVIEW...........................................................28

RISK FACTORS...............................................................28

THE REARDEN TRUST HAS COMPLETE CONTROL OVER ALL SHAREHOLDER VOTES..........30

THE MARKET FOR OUR STOCK IS SUBJECT TOT HE PENNY STOCK RESTRICTIONS........31

USE OF PROCEEDS............................................................32

DETERMINATION OF OFFERING PRICE............................................32

SELLING SHAREHOLDERS.......................................................32

PLAN OF DISTRIBUTION.......................................................33

DESCRIPTION OF THE COMMON STOCK............................................33

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................33

AVAILABLE INFORMATION......................................................34

INDEMNIFICATION............................................................34

                                     SUMMARY

This Prospectus has been prepared pursuant to General Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3 under the Securities Act solely with regard to the resale of the Shares by the Selling Shareholders. The Company's principal executive offices are located at 555 North Point Center East, 4th Floor, Alpharetta, Georgia 30022. The Company's telephone number is
(678) 366-5019.

                                COMPANY OVERVIEW

Corpfin.com, Inc. was incorporated in Delaware on April 26, 1999. We are registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 and are a member of the National Association of Securities Dealers, Inc. ("NASD").

We specialize in arranging private placements and other financings for public companies. We also provide a limited range of other corporate finance functions, including business consulting, merger and acquisition services and retail brokerage services. We anticipate that most of our future revenues will come from our investment banking and corporate finance activities even though we have relied heavily on revenues from retail brokerage activities with related parties since January 2001. Our principal source of fees in the future is expected to come from commissions associated with completed financings and to a lesser extent from commissions on trading activities and fees derived from consulting services if we are successful in implementing our business plan, of which there are no assurances.

                                  RISK FACTORS

In addition to the information contained elsewhere in this document, you should carefully read the following risk factors related to us. WE ARE IN THE EARLY STAGES OF OUR DEVELOPMENT AND ANTICIPATE OPERATING LOSSES. OUR HISTORY IS TOO LIMITED FOR YOU TO MAKE MEANINGFUL CONCLUSIONS ABOUT OUR CHANCES TO SUCCEED.

We were incorporated in April 1999. Since inception, we have devoted a substantial portion of our activities to developing and implementing a business plan. Therefore, our operating history is insufficient to use as a determinant of our future performance and prospects. We cannot be certain that its business strategy will be successful or that it will ever be able to realize profitable operations. Furthermore, we believe that it is probable that we will incur operating losses and negative cash flow for the foreseeable future. These factors could cause us to cease operations before we reach profitability.

WE HAVE INCURRED SIGNIFICANT OPERATING LOSSES, AND OUR AUDITORS' REPORT STATES THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have an accumulated deficit of ($5,139,306) as of December 31, 2003. Our auditors included an explanatory paragraph in their report on our financial statements for the year ended December 31, 2001 describing conditions that raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the effects of this uncertainty. No assurances can be given that we will generate sufficient revenue to continue as a going concern.

A SUBSTANTIAL PORTION OF OUR REVENUES HAS BEEN DERIVED FROM AFFILIATED PARTIES INVOLVING TRANSACTIONS OR A SERIES OF TRANSACTIONS THAT ARE NOT EXPECTED TO RECUR. ACCORDINGLY, OUR LEVEL OF PAST REVENUE IS NOT INDICATIVE OF FUTURE REVENUES.

A substantial portion of our revenue over the last four years was derived from referrals, other sales transactions and retail brokerage activities with affiliated parties. These transactions, except for retail brokerage activities, are not expected to recur which means that our past revenue levels may not be indicative of the revenue levels that we may realize in the future. We may be unable to generate revenues from unrelated parties in which case we would be unable to execute our plan and continue our business.

WE WILL NEED FINANCING WHICH MAY NOT BE AVAILABLE. IF THE FINANCING IS NOT AVAILABLE, WE ARE UNLIKELY TO BE ABLE TO IMPLEMENT OUR BUSINESS STRATEGY SUCCESSFULLY.

All of our activities have been funded by our founding shareholders. These shareholders do not have an obligation or commitment to make further investments. We have not established any other source of equity or debt financing. We will require financing to implement its strategic plan and maintain compliance with the capital requirements imposed on us by the regulators. There can be no assurance that financing will be available or found. If we are unable to obtain financing, we will not be able to generate profitable activities and may cease operations. If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

YOUR INTEREST AS A SHAREHOLDER MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS. YOU WILL NOT BE ASKED TO VOTE ON THESE DECISIONS.

We have no committed source of financing. We may attempt to use non-cash consideration to satisfy obligations or pay for needed services. In many instances, we believe that the non-cash consideration will consist of shares of our stock. Since a limited trading market has developed for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions may result in material dilution of the ownership interests of existing shareholders. Shareholder consent for these actions will not be sought unless required by law or our governing documents.

THE REARDEN TRUST HAS COMPLETE CONTROL OVER ALL SHAREHOLDER VOTES.

As of December 31, 2003, The Rearden Trust owns approximately 69.5% of our outstanding common stock. Therefore, The Rearden Trust will be able to control all votes of stockholders and elections of members of the board of directors. John Canouse, our chief executive officer, president, and chairman, is a beneficiary of The Rearden Trust.

THE TRADING PRICE OF OUR COMMON STOCK HAS BEEN LIMITED AND PRICES HAVE BEEN VOLATILE.

The market for our common stock on the OTCBB under the symbol CFNC and volume has frequently been low and prices have been volatile. No assurance can be given that an orderly and active trading market will ever develop for our stock. If an orderly and active trading market does not develop, you may be unable to sell your shares or may receive an insignificant amount for the shares.

WE ARE SUBJECT TO EXTENSIVE REGULATION. NONCOMPLIANCE WITH REGULATIONS COULD RESULT IN OUR BEING CLOSED DOWN, FINED OR BOTH.

Our business, and the securities industry generally, is subject to extensive regulation at both the federal and state level by various regulatory agencies which are charged with protecting the interests of customers. Self-regulatory organizations such as the National Association of Securities Dealers, Inc., known as the "NASD," and state securities commissions require strict compliance with their respective rules and regulations. Failure to comply with any of these laws, rules and regulations could result in:

        o        fines,

        o        suspension,

        o        industry expulsion, or

        o        criminal prosecution.

Certain regulatory bodies perform audits or other procedures to ensure compliance with their rules and regulations. Our failure to comply with regulations could result in the termination of our business.

WE OPERATE IN A VERY LITIGIOUS INDUSTRY. THEREFORE, WE ARE MORE LIKELY TO BE INVOLVED IN LITIGATION THAN ARE COMPANIES IN OTHER INDUSTRIES.

Many aspects of our business involve substantial risks of potential liability and regulatory enforcement by state and federal regulators. In recent years, there has been an increasing incidence of litigation involving participants in the securities industry. Underwriters and agents are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications relating to financing transactions. Claims by dissatisfied

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

clients for fraud, mismanagement and breach of fiduciary duty are regularly made against broker-dealers. The cost of defending litigation could have a material adverse effect on our ability to reach profitable operations.

THE MARKET FOR OUR STOCK IS SUBJECT TOT HE PENNY STOCK RESTRICTIONS

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of its securities, will be on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth

        o the basis on which the broker or dealer made the suitability determination, and

        o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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


                                 USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                         DETERMINATION OF OFFERING PRICE

The Selling Shareholders may sell the Shares from time to time on the OTCBB, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of April 30, 2004, and as adjusted to give effect to the sale of the shares offered hereunder.


                           Corpfin
                            Shares                   Corpfin
                            Owned       Shares     Shares To Be
3Selling Security           Before       Being      Owned After
 Holders                   Offering     Offered       Offering       Relationship To Corpfin Or Affiliates
------------------------ ------------- ----------- -------------- ------------------------------------------------------
John C. Canouse          4 16,715,156  5  200,000   16,515,156    President, Chief Executive Officer and Chairman

Jose A. Auffant               350,000  6  350,000       -0-       Executive Vice President, Secretary and Director

Jimmie Carter                 230,000  7  230,000       -0-       Executive Vice President and Chief Financial Officer

Joseph P. Tabback             230,000  8  230,000       -0-       Executive Vice President, Trading Manager and
                                                                  Director

Janet L. Thompson             150,000  9  150,000       -0-       Executive Vice President, Chief Compliance Officer
                                                                  and Director

--------------------
3 The address for each person is c/o Corpfin.com, Inc. 555 North Point Center East, 4th Floor, Alpharetta, Georgia 30022.
4 Includes 16,515,156 shares beneficially owned by John C. Canouse through The Rearden Trust (16,435,156 shares) and The Four Life Trust (80,000 shares) which are Canouse family trusts
5   Consists of 200,000 shares granted to John C. Canouse in January, 2004.
6 Includes 150,000 shares subject to options with an exercise price of $1.25 per share and 200,000 shares (as adjusted for 1 for 2.5 reverse stock split effectuated February 7, 2002).granted to Jose A. Auffant in October 2001,
7 Includes 150,000 shares subject to options with an exercise price of $1.25 per share and 80,000 shares (as adjusted for 1 for 2.5 reverse stock split effectuated February 7, 2002) granted to Jimmie Carter in October 2001.
8 Includes 150,000 shares subject to options with an exercise price of $1.25 per share and 80,000 shares (as adjusted or 1 for 2.5 reverse stock split effectuated February 7, 2002) granted to Joseph P. Tabback in October 2001.
9 Includes 100,000 shares subject to options with an exercise price of $1.25 per share and 50,000 shares granted to Janet L.
    Thompson in January 2004.

                              PLAN OF DISTRIBUTION

Selling Shareholders may sell the Shares from time to time on the OTCBB, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. Sales of Shares may be effected at the time of, and in connection with, the Selling Shareholder's exercise of options under which the Company issues such Shares to the Selling Shareholder. The Selling Shareholders expect to employ brokers or dealers in order to sell the Shares. Brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders or from purchasers in amounts to be negotiated, which commissions and discounts are not expected to deviate from usual and customary brokers' commissions. Neither the Company nor the Selling Shareholders expect to employ, utilize or otherwise engage any finders to assist in the sales of the Shares.

There is no assurance that the Selling Shareholders will offer for sale or sell any or all of the Shares registered pursuant to this Prospectus.

                         DESCRIPTION OF THE COMMON STOCK

The Company has authority to issue 95,000,000 shares of Common Stock, par value $.001 per share. As of March 26, 2004 there were 24,183,546 shares issued and outstanding. The holders of the Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding series of preferred stock, the holders of the Common Stock are entitled to receive ratably any dividends that may be declared from time to time by the Company's board of directors. The amount and timing of dividends payable on the Common Stock is within the sole discretion of the Company's board of directors. The Company has never paid a cash dividend and does not anticipate doing so in the foreseeable future. In the event of a dissolution or winding up of the Company, holders of the Common Stock will share ratably in the assets of the Company after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the Commission are hereby incorporated herein by reference:

         1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 26, 2004.

         2. The description of our Common Stock contained in pre-effective amendment Number 7 to our Registration Statement on Form SB-2 (Registration No. 333-74396) filed with the Commission on January 30, 2003.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Form S-8 have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.



                                 INDEMNIFICATION

Our Amended and Certificate of Incorporation and By-laws indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). The DGCL permits a corporation to limit or eliminate a director's or officer's personal liability to the corporation or the holders of its capital stock for breach of duty. This limitation is generally unavailable for acts or omissions by a director or officer which were (i) in bad faith, (ii) were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (iii) involved a financial profit or other advantage to which such director was not legally entitled. The DGCL also prohibits limitations on director or officer liability for acts or omissions which resulted in a violation of a statute prohibiting certain dividend declarations, certain payments to stockholders after dissolution and particular types of loans. The effect of these provisions is to eliminate the rights of us and our shareholders (through shareholders' derivative suits on our behalf) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions will not limit the liability of directors under the federal securities laws of the United States.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                              AVAILABLE INFORMATION

We will provide to each person, including any beneficial owner, to whom this Prospectus is delivered, without charge, a copy of any or all of the information that has been incorporated by reference in this Prospectus, upon the oral or written request of such person. Requests for such information may be directed to Janet L. Thompson, Vice President - Compliance, at our principal executive offices located at 555 North Point Center East - 4th Floor, Alpharetta, Georgia 30022 (telephone) (678) 366-5019.

We are subject to the reporting requirements of Sections 13 and 15 (d) of the Exchange Act and, in accordance therewith, file reports and other information with the Commission. Such reports, proxy and information statements can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains such reports, proxy and information statements.

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